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          EXHIBIT 99.1 - STATEMENTS REQUIRED BY 18 U.S.C. SECTION 1350,
                   AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report on Form 10-QSB of TMI Holdings, Inc. (the "Company") for the quarter ended June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jay M. Haft, Chairman of the Board of Directors (Principal Executive Officer) of the Company, certify that

      - the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      - information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


 /s/ JAY M. HAFT
------------------------------------
Jay M. Haft

August 14, 2002


In connection with the Quarterly Report on Form 10-QSB of TMI Holdings, Inc. (the "Company") for the quarter ended June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Marc Douglas, Principal Financial and Accounting Officer of the Company, certify that

      - the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      - information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


 /s/  MARC DOUGLAS
------------------------------------
Marc Douglas

August 14, 2002


The foregoing certifications are made solely for the purpose of 18 U.S.C.
Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.